EXHIBIT 10.80


                           JOINT VENTURE CONTRACT
                                   FOR
                    TANGSHAN CAYMAN HEAT AND POWER CO., LTD.


TABLE OF CONTENTS

ARTICLE 1	General Principle
ARTICLE 2	Two Parties of the Joint Venture
ARTICLE 3	Name and Address of the Joint Venture Company
ARTICLE 4	Purpose and Business Scope of
        		the Joint Venture Company
ARTICLE 5	Total Investment and Registered Capital
ARTICLE 6	Responsibilities and Duties of the Parties
ARTICLE 7	Board of Directors
ARTICLE 8	Business Administrative Organization
ARTICLE 9	Purchase of Materials
ARTICLE 10	Preparation Work
ARTICLE 11	Personnel Administration
ARTICLE 12	Foreign Currency Control
ARTICLE 13	Financing, Taxing and Auditing
ARTICLE 14	Terms of the Joint Venture
ARTICLE 15	Insurance
ARTICLE 16	Amendment, Termination and Release of the
	         	Contract
ARTICLE 17	Obligation of the Party Breaching the
         		Contract
ARTTCLE 18	Force Majeure
ARTICLE 19	Laws Applicable
ARTICLE 20	Arbitration
ARTICLE 21	Validity of the Contract
ARTICLE 22	Language of the Text

                                ARTICLE 1
                            GENERAL PRINCIPLE

 1.1. In accordance with the stipulations of "The Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures" and other related laws and rules, and on the basis of equality and mutual benefit, Luannan County Heat & Power Plant of Tangshan City, Hebei Province, the People's Republic of China (PRC) , Tangshan Luanhua (Group) Co. Of Tangshan City, Hebei Province, PRC and Pan-Western Energy Corp., LLC (a subsidiary of Panda Energy Corp. in Dallas, Texas, U.S.A.) of Cayman Islands, British West Indies, both agree to establish a Joint Venture Company with joint investment and hereby sign this contract.

                                ARTICLE 2
                       PARTIES OF THE JOINT VENTURE

 2.1. Luannan County Heat & Power Plant (hereinafter referred to as Party A) is a registered company in PRC, its statutory address being Benchengzhong Street, Luannan County. Hebei Providence, PRC and statutory representative being Zhao Xiuchen, General Manager of Party A, with Chinese nationality.

 Pan-Western Energy Corp. LLC (hereinafter referred to as
Party B) is a registered company in Cayman Islands, British
West Indies with its statutory address being_ Maples and Calder, Ugland House, South Church Street, P.O. Box 309,
George Town, Grand Cayman, Cayman Islands, British West
Indies and statutory; representative Robert W. Carter,
Chairman and President of Party B, with U.S.A. nationality.

 Tangshan Luanhua (Group) Co. (hereinafter referred to as
Party C) is a registered company in PRC, its statutory address being Benchengzhong Street, Luannan County, Hebei
Province, PRC and statutory representative being Zhao
Changjun, General Manager of Party C, with Chinese nationality.

                                ARTICLE 3
                             NAME AND ADDRESS
                       OF THE JOINT VENTURE COMPANY

 3.1. Full Chinese name for the Joint Venture shall be:

 3.2. Full English name for the Joint Venture Company shall be: TANGSHAN CAYMAN HEAT AND POWER CO.LTD. (hereinafter referred to as JVC).

 3.3. The registered address of JVC shall be at Benchengzhong
Street, Luannan County, Tangshan City, Hebei Province, PRC.

                                ARTICLE 4
                        PURPOSE AND BUSINESS SCOPE
                       OF THE JOINT VENTURE COMPANY

 4.1. The company shall be based and run on sound and lawful business principles and principles of equality and mutual benefit with the aim of selling its products and services at profit acceptable to the company.

 4.2. The company shall manufacture and sell hot water and steam to the local heat network of Luannan County through the construction, management and operation of a water supply system and a steam and heat production facility.

 4.3. The total production capacity of the company shall be approximately:

     (i) Steam generation of 184,200 million kcal. per year and hot water sales equivalent of 112,000 million kcal. per year

     (ii) The production capacity may be changed from time to time by agreement of the Parties.

                                ARTICLE 5
                 TOTAL INVESTMENT AND REGISTERED CAPITAL

 5.1. JVC shall be a limited liability company. The liability of any Party to the company shall be limited to their amount of capital investment.

 5.2. The total investment of the company shall be US $29,440,000, and the registered capital of the company shall be US $11,778,000. The contribution made by Party A shall be US $1,178,000, accounting for 10% of the registered capital, the contribution made by Party B shall be US $9,422,000, accounting for 80% of the registered capital: the contribution made by Party C shall be US $1,178,000, accounting for 10% of the registered capital;

 The rest of the total investment exceeding the registered capital shall be settled by international financing and JVC shall be responsible for the payment of debt obligations, interests and financing costs.

 The Parties shall share the profits, losses and risks in proportion to their investment contributed.

 5.3. Party A, Party B and Party C shall invest in the following way:

     Party A: With cash capital contributions made at or during the times specified in Section 5.4.

     Party B: With cash capital contributions made at or during the times specified in Section 5.4.

     Party C: With cash capital contributions made at or during the times specified in Section 5.4.

 5.4. The total investment shall be fully made by the Commercial Operation Date of the power and steam production facility (the "Facility") to be owned by JVC (the
"Commercial Operation Date"), with registered capital contributions to be made according to the percentage ownership of each Party.

 Each Party shall contribute fifteen percent (15%)of the registered capital in their respective proportion within ninety (90) days after the business license is issued. Each
Party shall guarantee the payment of the remaining eighty five percent (85%) of the registered capital to be sufficient to meet the requirements of the Joint Venture project progress and within two years after the establishment of JVC.

 5.5. The registered capital of JVC shall not be reduced during the joint venture period, but can be increased if any Party reinvest with their profits distributed.

 5.6. In case any party to this JVC contract intends to transfer its investment share in the JVC to a party which is not a party to this JVC (Outside Party), it shall require the prior written consent of all the existing parties hereto. If a Party desires to transfer its capital investment to a Outside Party, whether totally or partially, it should be agreed upon by the other Parties and approved by the authorities concerned, and the other Parties shall have the first right of refusal to purchase which right must be exercised (if exercised), within thirty (30) days after notice of such proposed transfer is received. The other Parties may waive its first right of refusal to purchase, but shall reserve the right to choose a subsidiary or affiliate Party as the assignee. The conditions for such transfer from one Party of JVC to a Outside Party shall not be more favorable than the conditions given to any other Party of JVC.

 5.7. During the preparation period of JVC project and before formal start of production, no Party shall transfer its capital investment.

 5.8. Any increase, transfer of the registered capital of JVC should be unanimously agreed upon by the Board of Directors and approved by the authorities concerned, and must be registered with the local industrial and commercial administration bureau.

 5.9. The Parties shall agree upon a project development
budget and 	shall share all costs incurred pursuant to such
budget proportionately (in accordance with registered capital contributions).

                                ARTICLE 6
                 RESPONSIBILITIES AND DUTIES OF THE PARTIES

 6.1. Party A and Party C shall, in addition to its contribution of capital investment, have responsibilities and duties to assist JVC in the handling of the following matters concerned:

     (i) To assist the company in handling matters such as the application for approval, registration and the obtaining of business licenses from relevant Chinese departments;
     (ii) To assist JVC and EPC in applying for and obtaining all possible tax reductions and exemptions according to Chinese law;
     (iii) To assist JVC and EPC in matters concerning the purchase of equipment and machinery, the customs declaration of imported equipment and transportation of supplies within China;
     (iv) To assist JVC in contacting and implementing the basic facilities of water, electricity transportation and communication, etc..
     (v) To assist JVC in the employment of local Chinese staff, technicians, workers and other required personnel;
     (vi) To assist foreign personnel sent by Party B to work in JVC in obtaining necessary entry visas, work permits and permit for travel on business within China;
     (vii) To assist in other matters entrusted by JVC.

 6.2. Party B shall, in addition to its contribution of capital investment, have responsibilities and duties to assist JVC in the handling of the following matters concerned:

     (i)To assist JVC and the EPC Contractor to procure, per specifications and instructions of JVC, the advanced and applicable machinery and equipment from the international market, and provide related information in that regard;
     (ii) To assign technical personal to be responsible for the check and test, installation and maintenance of the machinery and equipment introduced, train technical personnel and workers of JVC;
     (iii) To assist JVC in arranging for financing of the Facility;
     (iv) Subject to the direction of JVC, to manage the development, construction and operation of the Facility;
     (v) To assist in other matters entrusted by JVC.

                                ARTICLE 7
                            BOARD OF DIRECTORS

 7.1. The official date of obtaining the business license of JVC is the date of the establishment of the Board of Directors.
The Board of Directors shall be the highest authority of JVC and decide all major issues concerning JVC.

 7.2. The Board of Directors shall be composed of five (5) directors, one (1) of which shall be from Party A and four
(4) from Party B, none from Party C. From within the Board of Directors, Party B shall appoint a chairman. There shall be two (2) vice chairmen to be respectively appointed by Party A and Party B. The directors shall hold the office for a period of four (4) years. The term of office may be renewed by the nominating Party.

 7.3. Issues which require unanimous decision of the Board of Directors shall include:

     (i) Amendment of the Articles of Association of JVC;
     (ii) Increase or assignment of the registered capital of JVC;
     (iii) Merger of JVC with another corporation;
     (iv) Extension, termination and dissolution of the Joint Venture and the liquidation and wind-up thereof;
     (v) Other major issues that the Board of Directors deems it necessary to have unanimous affirmative votes.

 All issues except for the above shall be decided by majority vote of the directors then present at any board meeting
(including special board meeting) at which a quorum is present. Unless waived by Party A's director or Party A, the quorum shall include one Party A's director.

 7.4. The chairman of the board is the statutory representative of the JVC. When the chairman cannot carry out his obligations for whatever reason, he can authorize a vice chairman to act on his behalf.

 7.5. The board meeting shall be convened at least once a year and shall be sponsored by the chairman. At the request of at least two (2) of the directors, the chairman shall convene a special board meeting.

                                ARTICLE 8
                     BUSINESS ADMINISTRATIVE ORGANIZATION

 8.1. JVC shall set up its business administrative organization which shall be responsible for daily management of the company.

 The business administrative organization shall have one (1) general manager and two (2) deputy general managers. The general manager shall be recommended by Party B, and Party A and Party B shall each recommend one (1) deputy general manager. General and deputy general managers shall be appointed by the Board of Directors, and their tenures of office shall be four (4) years.

 The obligation of the general manager is to carry out all the decisions of the Board of Directors. organize and be responsible for the routine business administrative work of JVC. The deputy general managers shall assist the general manager in his work. Decisions of important issues in the day-to-day business of JVC shall be valid only when they are signed by both the general manager and Party A's deputy; general manager. Issues requiring joint signatures shall be stipulated by the Board of Directors.

 8.2. The business administrative organization of JVC shall consist of certain departments and the manager of each department shall be directly responsible to the general manager (or as otherwise specified by the general manager or the Board of Directors).

 8.3. The general manager and each deputy general manager can be dismissed at any time through the resolution passed at the board meeting if they are found to practice graft or be seriously derelict of their duties or with the approval of the Party recommending such person for any reason.

                                ARTICLE 9
                          PURCHASE OF MATERIALS

 9.1. As for the procurement of materials, fuels, fittings, means of transport and office appliance (hereinafter referred to as materials) required by JVC, priority should be given to China under the same condition.

                                ARTICLE 10
                             PREPARATION WORK

 10.1. During the preparation and construction period of the Joint Venture, a preparation group should be set up directly under the Board of Directors, which shall consist of three
(3) persons, one (1) from Party A and two (2) from Party B. A group leader shall be recommended by Party B, and a deputy group leader by Party A. The group leader and deputy group leader should be appointed by the Board of Directors.

 10.2. The preparation group shall be responsible for auditing of engineering design, signing of contract project agreements, organizing the procurement and checking of the related equipment, materials and other goods, working out the general schedule of the construction plan for the budget, controlling financial payment and design-making on the construction; responsible for the control and management of documents, blue prints, files. and data when the construction is in progress.

 10.3. The preparation group shall be responsible for the auditing, supervision, check and test of the project design, quality, equipment and materials.

 10.4. The staff organization of the preparation group and their salaries and expenditures shall be entered into the construction budget upon approval of the Board of Directors.

 10.5. The preparation group shall be canceled upon the approval of the Board of Directors after the construction is completed and the procedure of transfer is implemented.

                                ARTICLE 11
                          PERSONNEL ADMINISTRATION

 11.1. With regard to employment, dismissal, wages, labor insurance, welfare and reward and penalty of the workers of JVC, the Board of Directors should discuss and work out a labor contract and then implement it in accordance with the "Provisions of the People's Republic of China on Labor Management in Chinese-Foreign Equity Joint Venture" and the methods of its implementation. The Labor Contract, after its signing, should be kept in the file of the local labor administration department.

 11.2. Staff members of JVC have the right to establish their trade union and take part in its activities in accordance with the stipulations of the "Trade Union Act of the People's Republic of China".

                                ARTICLE 12
                         FOREIGN CURRENCY CONTROL

 12.1. Foreign currency of JVC shall be handled according to the "Interim Provisions of People's Republic of China on the Administration of Foreign Currency and related stipulations.

 12.2. JVC shall open a foreign currency account in the Bank of China with its business license. All legal income of JVC may be converted and all the foreign exchanges shall be deposited in the foreign currency account of its opening bank, and all expenses and financing payments in foreign currency of JVC shall be paid out of the foreign currency account of its opening bank.

                                ARTICLE 13
                     FINANCING, TAXING AND AUDITING

 13.1. Financial accounting of JVC shall be made in accordance with the rules and regulations of financial accounting in PRC as stipulated for joint venture enterprises using Chinese and foreign investment.

 13.2. The fiscal year of JVC starts from the 1st day of January and ends on the 31st day of December of each year. All the accounting certificates, documents reports and account books should be written both in English and Chinese.

 13.3. JVC should pay all the taxes required according to the related laws and stipulations of PRC.

 13.4. JVC should draw reserve funds, enterprise development funds and welfare and reward funds according to the stipulations of "The Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures", the ratio of which funds to be drawn each year should be decided by the Board of Directors according to the status of business of JVC.

 13.5. For accounting and auditing, JVC should hire accountants and auditors registered in PRC, and report these results to the Board of Directors and the General Manager. If Party B is willing to hire auditors of another country for auditing of the annual finance, Party A and Party C should agree, but all charges shall be paid by Party B.

 13.6. Within the first three months of the business year, the Debit/Credit accounts of the last business year, documents of profit/loss accounts and profit sharing plan should be initiated by the General
Manager and submitted to the Board of Directors for review and approval.

                                ARTICLE 14
                         TERMS OF THE JOINT VENTURE

 14.1. The term of JVC shall be twenty three (23) years commencing on the date of establishment of JVC. The date of the acquisition of the business license for JVC shall be the date of its establishment. It is necessary to submit an application to the department in charge for the extension of the term of JVC twelve (l2) months prior to the expiration of the term of JVC provided a motion is initiated by one of the Parties and approved unanimously by the Board of Directors.

 14.2. In accordance with the laws, JVC should be liquidated upon the expiration of JVC or termination of the business in advance. The liquidated properties should be distributed according to the ratio of investment made by Party A, Party B and Party C. For purpose of liquidation distributions, all contract rights, land use rights and other tangible or intangible properties shall be valued on a fair market value "going concern basis". The liquidation appraisal shall be conducted by a public accountant registered in PRC.

                                ARTICLE 15
                                INSURANCE

 15.1 Each engineering project of JVC should be insured by the People's Insurance Company of China. The procedures shall be handled by the department in charge.

                                ARTICLE 16
                   AMENDMENT, TERMINATION AND RELEASE
                              OF THE CONTRACT

 16.1 When amendment is made to this contract and its appendixes, it shall not be valid unless a written agreement is signed by all Parties and submitted to and approved by the applicable governmental authorities (the "Authorities") concerned.

 16.2 With the unanimous agreement of the Board of Directors and approval of the Authorities concerned, JVC can be terminated prior to the original term or the contract be terminated in advance if the JVC is incapable of going on with the business for certain reasons.

                                ARTICLE 17
                          OBLIGATION OF THE PARTY
                          BREACHING THE CONTRACT

 17.1. If any Party fails to contribute the amount of the investment committed by the time stipulated in Article 5 of the contract, the Party breaching the contract shall pay the Parties observing the contract 0.3% of the total amount of investment overdue each three (3) months counting from the 30th bank date overdue, allocated based on registered capital contribution. Should the Party breaching the contract fail to contribute the amount of capital it committed for six (6) months, apart from the total sum of 0.6% of above-mentioned fines, the Parties observing the contract has the right to request the Party breaching the contract to fully implement the contract within a specified period or terminate the contract according to Article 16 of the contract and demand the Party breaching the contract to compensate for its losses.

 17.2. Obligation should go to the Party if it is that Party's fault that effects the implementation or complete implementation of the contract and its appendixes. Each Party shall be liable for the breach of the contract. if the fault is due to all Parties.

 17.3. In order to guarantee its registered capital contributions, Party B should provide a bank guarantee or guarantee from Panda Energy Corp. of U.S.A. for its registered capital contributions.

                                ARTICLE 18
                              FORCE MAJEURE

 18.1. As the consequence of Force Majeure, such as war, earthquakes, typhoons, floods, fires or other natural calamities, which cannot be predicated, or the happening or consequence of which cannot be prevented or avoided (such as prolonged strikes), and directly affects the execution of the contract, or execution of the contract according to the terms stipulated in the contract, the Party that encounters the Force Majeure should notify the other Parties by fax or other most immediate means available of the incident. Valid documents to certify the detailed happenings of the accident, and valid documents to certify the reasons of its inability to fulfill or completely fulfill, or the necessity to postpone the fulfillment of the contract, should be submitted to the other Parties within thirty (30) days of the accident, and should be certified by the notarization department of the region where the accident took place. Disputes arising from cases of Force Majeure shall be resolved through negotiations between the Parties as to whether to terminate the contact or partially release the obligations of the affected Party, or postpone the fulfillment of the contract according to the effect of the accident on the fulfillment of the contract. If the matter cannot be resolved within forty-five (45) days through negotiation, at the request of a Party, it shall be settled through arbitration.

                                ARTICLE 19
                              LAWS APPLICABLE

 19.1. The signing, validity, explanation and implementation of this contract should abide by the laws of the People's
Republic of China.

                                ARTICLE 2O
                               ARBITRATION

 20.1. Should any dispute arise from the implementation of or relating to the contact, the Parties shall resolve them through friendly negotiations. If the discrepancies cannot be solved by negotiations, they should be submitted to the Arbitration Committee of China Council for the Promotion of International Trade for solution, whose decision shall be final and legally binding on the Parties. The arbitration shall be conducted in both Chinese and English with both languages having equal weight.

 20.2. During the process of arbitration, the contract should be executed with no interruption, except for those parts relating to discrepancies under arbitration.

                               ARTICLE 21
                         VALIDITY OF THE CONTRACT

 21.1 All the articles of the contact including appendixes
(Articles of Association of JVC and list of equipment to be imported) are indispensable parts of this contract.

 21.2 The contract including its appendixes shall be valid only when it has been approved by the Ministry of Foreign
Trade and Economic Cooperation or its entrusted inspection departments.

 21.3. Any communication relating to the rights and obligations of the Parties should be made in written form, except notices, telegrams and faxes. The addresses stated in
Article 2 of the contract are statutory addresses for correspondence between the Parties. Any change in the statutory address should be notified to the other Parties thirty (30) days in advance.

                               ARTICLE 22
                           LANGUAGE OF THE TEXT

 22.1. This contract is written both in English and Chinese.
The contract in both languages is of equal validity.

 This contract for Tangshan Cayman Heat and Power Co., Ltd.
is signed by the authorized representatives of the Parties in Beijing China, as follows:

Party A:
Luannan County
Heat & Power Plant


Zhou Dingpeng
Authorized by and on
behalf of Party A

Party B:
Pan-Western Energy Corp., LLC


Ralph T. Killian
Senior Vice President

Party C:
Tangshan Luanhua (Group) Co.


Zhou Dingpeng Authorized by
and on behalf of Party C


Witnessed by: China National
Machinery Import & Export Corp.


Yang Shengli
Deputy General Manager of CMC Enterprises Dept.


Dated on May 11, 1996






                                 AMENDMENT
                                    TO
                           JOINT VENTURE CONTRACT
                                    FOR
                    TANGSHAN CAYMAN HEAT & POWER CO., LTD.

This amendment is made and entered into on July 19, 1996 by and among Party A Luannan County Heat & Power Plant of
Hebei Province, China through its duly authorized agent, Party B Pan-Western Energy Corp., LLC. of British Cayman
Islands through its duly authorized agent, and Party C
Tangshan Luanhua Co. (Group) of Hebei Province, China through its duly authorized agent, all of which JV Parties to Tangshan Cayman Heat & Power Co., Ltd.

 WHEREAS, adjustments are required for amounts of capital contributions, their respective proportion to registered capital and means of such contributions by the Parties to Tangshan Cayman Heat & Power Co., Ltd.;

 NOW THEREFORE, through consultation, the Parties have agreed to the following amendment to the Joint Venture
Contract for Tangshan Cayman Heat & Power Co., Ltd.
executed by and between the Parties on May 11, 1996:

l. Delete the original Article 5.2 in its entirety, to be replaced by a new Article 5.2, which stipulates as follows:

     "5.2 The total investment of the JVC shall be US$29,440,000, and the registered capital of the Company shall be US$11,776,000. The contribution made by Party A shall be US$71l,508.3, accounting for 6.04% of the registered capital; the contribution made by Party B shall be US$10,352,983.4, accounting for 87.92% of the registered capital; the contribution made by Party C shall be US$711,508.3, counting for 6.04% of the registered capital.

     The rest of the total investment exceeding the registered capital shall be made up by a shareholder loan provided by Party B to the JVC. JVC shall be responsible for the payment of debt obligations, interest and financing costs on such shareholder loan.

     The Parties shall share the profits, losses and risks in proportion to their investment contributed."

2. Delete the original Article 5.3 in its entirety, to be replaced by a new Article 5.3, which stipulates as follows:

    "5.3 Party A, Party B and Party C shall each invest in the following way:

    Party A: With capital contribution in kind by water wells and systems at the value of US$180,723 and the rest with cash capital contributions made at or during the times specified in Section 5.4;

    Party B: With cash capital contributions made at or during the times specified in Section 5.4."

    Party C: With capital contribution in kind by water wells and systems at the value of US$180,723 and the rest with cash capital contributions made at or during the times specified in Section 5.4;

3. The above-cited new Article 5.2 and Article 5.3 shall take effect from the date upon which the amendment is approved by the original examination and approval authority that approved the above JV Contract. This amendment is made in both English and Chinese, both of which shall be equally authentic.

IN WITNESS WHEREOF, Parties, intending to be legally bound, have caused their respective authorized agents execute this amendment as of the date and year set forth hereinabove.

Party A: Luannan County Heat &
Power Plant

Hebei Province, China

By: ________________
Position:

Party B: Pan-Western Energy Corp., LLC.

British Cayman Islands

By: _____________
Position:

Party C: Tangshan Luanhua Co. (Group)

Hebei Province, China

By: ________________
Position:






                                AMENDMENT
                                   TO
                         JOINT VENTURE CONTRACT
                                   FOR
                  TANGSHAN CAYMAN HEAT & POWER CO., LTD.

This amendment is made and entered into this 18th November, 1996 by and among Party A Luannan County Heat & Power Plant of Hebei Province, China through its duly authorized agent, Party B Pan-Western Energy Corp., LLC. of British Cayman Islands through its duly authorized agent, and Party C Tangshan Luanhua Co. (Group) of Hebei Province, China through its duly authorized agent, all of which JV Parties to Tangshan Cayman Heat & Power Co., Ltd.

WHEREAS, certain amendments are required for capital contributions, responsibilities and duties of the Parties concerning land use right as well as procedures for extension of term of joint venture for Tangshan Cayman Heat & Power Co., Ltd.;

NOW THEREFORE, through consultation, the Parties have agreed to the following amendment to the Joint Venture Contract for Tangshan Cayman Heat & Power Co., Ltd. executed by and between the Parties on May 11, 1996:

1. Delete the original Article 5.2 in its entirety, to be replaced by a new Article 5.2, which stipulates as follows:

     "5.2 The total investment of the JVC shall be US$29,440,000, and the registered capital of the Company shall be US$11,778,000. The contribution made by Party A shall be US$71l,391.20, accounting for 6.04% of the registered capital; the contribution made by Party B shall be US$10,355,217, accounting for 87.92% of the registered capital; the contribution made by Party C shall be US $711,391.20, counting for 6.04% of the registered capital.

     The rest of the total investment exceeding the registered capital shall be made up by a shareholder loan provided by Party B to the JVC. JVC shall be responsible for the payment of debt obligations, interest and financing costs on such shareholder loan.

     The Parties shall share the profits, losses and risks in proportion to their investment contributed."

2. Delete the original Article 5.3 in its entirety, to be replaced by a new Article 5.3, which stipulates as follows:

     "5.3 Party A, Party B and Party C shall each invest in the following way:

     Party A:	With cash capital contributions made at or during the
     times specified in Section 5.4;

     Party B: With cash capital contributions made at or during the times specified in Section 5.4."

     Party C: With cash capital contributions made at or during the times specified in Section 5.4."

3. Add to Article 6.1 new sub-section (viii), which stipulates as follows:

     "(viii) for an initial 23 years of the JVC, to obtain in their own name granted land use right for the land to be used by JVC and make such granted land use right available to JVC via transfer, lease or other appropriate means."

4. Delete the original Article 14.1 in its entirety, to be replaced with a new Article 14.1, which stipulates as follows:

     "14.1 The term of JVC shall be for an initial period of twenty-three (23) years commencing on the date of establishment of JVC. The date of the acquisition of the business license for JVC shall be the date of its establishment. If Party B should notify Party A and Party C of its intention to continue its participation in the JVC beyond this initial 23 year term, then Party A and Party C shall submit an application duly executed by authorized representatives of the Parties to the department in charge for an extension of the term of the JVC for the lesser amount of time, as requested by Party B, or the maximum period permitted by applicable laws and regulations twenty-four (24) months prior to the expiration of the term of the JVC."

5. Add new Article 14.3, which stipulates as follows:

     "14.3 Upon expiration of the initial twenty-three (23) year term of JVC, if no extension is made of such term of the JVC, then the assets of the JVC (other than land use right) shall be valued as per their remaining value at that time and distributed in accordance with the investment share of the Parties at liquidation, regardless whether such land use right will expire or not. And such assets shall not be under-valued due to any such expiration of land use right."

The above-cited new Article 5.2, Article 5.3, Article 6.1 (viii),
Article 14.1 and Article 14.3 shall take effect from the date upon which the amendment is approved by the original examination and approval authority that approved the above JV Contract. This amendment is made in both English and Chinese, both of which shall be equally authentic.

IN WITNESS WHEREOF, Parties, intending to be legally bound, have caused their respective authorized agents execute this amendment as of the date and year set forth hereinabove.

Party A:
Luannan County Heat & Power Plant

Hebei Province, China

By: ____________
Position:

Party B:
Pan-Western Energy Corp., LL.

British Cayman Islands

By: ____________
Position: Sr. VP

Party C:
Tangshan Luanhua Co. (Group)

Hebei Province, China

By: ____________
Position: